UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2010 (June 28, 2010)

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 28, 2010, Brink’s Network, Incorporated (“BNI”), an indirect wholly owned subsidiary of The Brink’s Company (the “Company”), entered into a First Amendment to Brand Licensing Agreement (the “First Amendment”) with Barricade Merger Sub, Inc. (“Barricade”), successor by merger to Brink’s Home Security Holdings, Inc. (“BHSH”).  On May 14, 2010, BHSH was merged into Barricade, a direct wholly owned subsidiary of Tyco International Ltd.  The First Amendment amends the Brand Licensing Agreement dated October 31, 2008 between BNI and BHSH (the “Brand Licensing Agreement”) that was entered into in connection with the Company’s spin-off of BHSH in 2008.

The First Amendment (i) fixes a termination date of August 15, 2010 (subject to a limited extension period described below, the “Termination Date”) for the Brand Licensing Agreement and establishes a fixed royalty amount of $2,770,000 for the period beginning April 1, 2010 and ending on the Termination Date, to be paid by Barricade to BNI on or before July 21, 2010, and (ii) provides Barricade with the right to extend the Termination Date of the Brand Licensing Agreement until August 27, 2010, for an additional payment of $307,778.

The foregoing description of the First Amendment is qualified in its entirety by reference to the complete terms and conditions of the First Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.		Financial Statements and Exhibits.

(d)	Exhibits

	10.1	First Amendment to Brand Licensing Agreement between Brink’s Network, Incorporated and Barricade Merger Sub, Inc. (successor by merger to Brink’s Home Security Holdings, Inc.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: June 29, 2010	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II
Vice President

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1	First Amendment to Brand Licensing Agreement between Brink’s Network, Incorporated and Barricade Merger Sub, Inc. (successor by merger to Brink’s Home Security Holdings, Inc.)